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                                                                     EXHIBIT 5.1
                               February 17, 2000

Diamond Technology Partners Incorporated
875 North Michigan Avenue, Suite 3000
Chicago, Illinois 60611

          RE: 3,766,250 Shares of Class A Common Stock, $.001 par value, of Diamond Technology Partners Incorporated

Dear Sir or Madam:

     I refer to the Registration Statement on Form S-3 (the "Registration Statement") filed by Diamond Technology Partners Incorporated (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 3,766,250 shares of Class A Common Stock, $.001 par value (the "Shares"), of the Company which may be registered and offered pursuant to the Registration Statement. This opinion also relates to any registration statement prepared in connection with the offering of the Shares that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act.

     I am familiar with the proceedings to date with respect to the proposed issuance and sale of the Shares and have examined such records, documents and questions of law, and I am satisfied as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, I am of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Shares will be legally issued, fully paid and non-assessable under the Delaware General Corporation Law when the Company delivers the Shares to the purchasers thereof against payment of the agreed consideration.

     I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.



                         Very truly yours,

                         /s/ NANCY K. BELLIS
                         -----------------------------------
                         Nancy K. Bellis, Vice President and General Counsel of Diamond Technology Partners Incorporated